UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 2, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27978	94-3128324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road

Pleasanton, California 94588

(Address of principal executive offices, including zip code)

(925) 924-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Management Bonus Plan

On May 2, 2007, the Compensation Committee of the Board of Directors of Polycom, Inc. (the “Company”) approved the amendment and restatement of the Company’s Management Bonus Plan (the “Management Plan”). The Management Plan is an incentive bonus program for management employees who are not participants in the Company’s Performance Bonus Plan. The Management Plan is designed to provide incentives to, and reward the efforts of, management employees in maximizing the short- and long-term financial performance of the Company’s business. The Compensation Committee has discretion to increase or decrease bonuses under the Management Plan based on factors determined by the Compensation Committee.

Philip B. Keenan, one of the Company’s named executive officers, is a participant in the Management Plan for fiscal 2007.

A copy of the Management Plan is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
10.1	Polycom, Inc. Management Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

Date: May 8, 2007	/s/ SAYED M. DARWISH
Sayed M. Darwish General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Polycom, Inc. Management Bonus Plan